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FORM 10f-3
Registered Domestic Securities and Government Securities

Fund:	 _UBS Small Cap Equity Relationship Fund

Name of Adviser or Sub-Adviser UBS Global Asset Management
1.	Issuer:  Jackson Hewitt.

2.	Date of Purchase:   6/21/04
3.  Date offering commenced:  6/21/04

4.	Underwriter(s) from whom purchased:  Goldman Sachs

5.	"Affiliated Underwriter" managing or participating
in syndicate  UBS

6.	Aggregate principal amount or number of shares
purchased:    300,000

7.	Aggregate principal amount or total number of
shares of offering:    37.5 million

8.	Purchase price per unit or share (net of fees
and expenses):  $17.00

9.	Initial public offering price per unit or
share:  $17.00

10.	Commission, spread or profit:    3.3%	$561

11.	Have the following conditions been satisfied?
YES	NO
a. The securities are part of an issue registered under
the Securities Act of 1933 that is being offered to the
public, or is part of an issue of government securities
(as defined in section 2(a)(16) of the 1940 Act).	X
b. The securities were purchased prior to the end of the
first day on which any sales are made (of, if a rights
offering, the securities were purchased on or before the
fourth day preceding the day on which the offering
terminated).	X
c. The securities were purchased at a price not more than
the price paid by each purchaser in the offering.	X
d. The underwriting was a firm commitment underwriting.	X
e. The commission, spread or profit was reasonable and
fair in relation to that being received by others for
underwriting similar securities during the same period.	X
f. The issuer of the securities and any predecessor has
been in continuous operation for not less than three
years.	X
g. The amount of such securities purchased by the Fund
and all other accounts over which the Adviser (or Sub-
Adviser, if applicable) exercises investment discretion
did not exceed 25% of the principal amount of the
offering.	X
h. No Affiliated Underwriter was a direct or indirect
participant in or beneficiary of the sale. 	X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:   Jim Malles			Date: 9/13/04
 FORM 10f-3
Registered Domestic Securities and Government Securities

Fund:	 UBS High Yield Relationship Fund,

Name of Adviser or Sub-Adviser_UBS Global Asset Management
1.	Issuer:  Blount Inc.

2.	Date of Purchase:   8/4/04
3.  Date offering commenced:  8/4/04

4.Underwriter(s) from whom purchased:  Lehman Brothers

5.	"Affiliated Underwriter" managing or participating
in syndicate  UBS

6.	Aggregate principal amount or number of shares
purchased:    975,000

7.	Aggregate principal amount or total number of shares
of offering:    175,000,000

8.	Purchase price per unit or share (net of fees and
expenses):  $100.00

9.	Initial public offering price per unit or share:  $100.00

10.	Commission, spread or profit:    2.75	%

11.	Have the following conditions been satisfied?	YES	NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined
in section 2(a)(16) of the 1940 Act).	X
b. The securities were purchased prior to the end of the first day on which any sales are made (of, if a rights offering, the securities were purchased on or before the fourth day preceding
the day on which the offering terminated).	X
c. The securities were purchased at a price not more than
the price paid by each purchaser in the offering.	X
d. The underwriting was a firm commitment underwriting.	X
e. The commission, spread or profit was reasonable and fair
in relation to that being received by others for underwriting
similar securities during the same period.	X
f. The issuer of the securities and any predecessor has been in
continuous operation for not less than three years.	X
g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25%
of the principal amount of the offering.	X
h. No Affiliated Underwriter was a direct or indirect participant
in or beneficiary of the sale. 	X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:   Marianne Rossi			Date:	8/4/04
 FORM 10f-3
Rule 144A Securities

Fund:	 _UBS Emerging Markets Debt Relationship Fund

Name of Adviser or Sub-Adviser  UBS Global Asset Management

1.	Issuer:  Aries Vermogensverwaltungs GMBH

2.	Date of Purchase:   7/1/04
 3.  Date offering commenced:  7/1/04

4.	Underwriter(s) from whom purchased:  Goldman Sachs

5.	"Affiliated Underwriter" managing or participating in
syndicate  UBS

6.	Aggregate principal amount or number of shares
purchased:    1,750,000

7.	Aggregate principal amount or total number of shares
of offering:    2,435,500,000

8.	Purchase price per unit or share (net of fees and
expenses):  $ 100.00

9.	Initial public offering price per unit or share:
$ 100.00

10.	Commission, spread or profit:    0.6	%

11.	Have the following conditions been satisfied?	YES	NO
a. The securities are sold in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or
Regulation D.	X
b. The securities are sold to persons reasonable believed to be
qualified institutional buyers (QIBs).	X
c. The securities are reasonable believed to be eligible for resale
to other QIBs.	X
d. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding
the day on which the offering terminated).	X
e. The securities were purchased at a price not more that the price paid by each other purchaser in the offering or any
concurrent offering.	X
f. The underwriting was a firm commitment underwriting.	X
g. The  commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting
similar securities during the same period.	X
h. The issuer of the securities and any predecessor has been in
continuous operation for not less than three years. 	X
i. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed
25% of the principal amount of the offering.	X
j. No Affiliated Underwriter benefited directly or indirectly
from the purchase	X
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-
Adviser participating in a selling syndicate, as applicable.

Approved:   Uwe Schillhorn
Date:	7/1/04